Exhibit (i)






                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information constituting the Post-Effective Amendment No. 74 to the Registration Statement on Form N-1A (the "Registration Statement") of Scudder International Fund, Inc. comprised of Scudder International Growth Fund and Scudder International Value Fund, of our reports each dated October 12, 1999, on the financial statements and financial highlights appearing in the August 31, 1999 Annual Reports to the Shareholders of Scudder International Growth Fund and Scudder International Value Fund, respectively, which are also incorporated by reference into the Registration Statement. We further consent to the references to our Firm under the heading "Financial Highlights," in the Prospectus and "Experts" in the Statement of Additional Information.







/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
October 19, 1999